October 27, 2016

WisdomTree Asset Management, Inc.

Attention: Jonathan Steinberg

245 Park Avenue, 35th Floor

New York, NY 10167

With a copy to:

WisdomTree Asset Management, Inc.

Attention: Legal Department

245 Park Avenue, 35th Floor

New York, NY 10167

Dear Mr. Steinberg,

Pursuant to that certain Sub-Advisory Agreement between WisdomTree Asset Management, Inc. (the “Investment Adviser”) and Mellon Capital Management Corporation (the “Sub-Adviser”) dated as of January 1, 2013, as amended (the “Agreement”), the Sub-Adviser hereby provides the Investment Adviser with (i) an amended and restated Appendix A to the Agreement in the form attached hereto, (ii) an amended and restated Appendix B-2, Appendix B-4, Appendix B-8 to the Agreement in the form attached hereto, and (iii) for completeness existing, Appendix B-1, Appendix B-3, Appendix B-5, Appendix B-6, and Appendix B-7, as attached hereto.

In particular, this Amendment adds one (1) fund to Appendixes A and B-2 specifically the WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund. This Amendment also removes four (4) funds from Appendixes A, B-2 and B-4, specifically the WisdomTree Commodity Country Equity Fund, WisdomTree Global Natural Resources Fund, WisdomTree Global ex-US Utilities Fund, and the WisdomTree Commodity Currency Strategy Fund. Lastly, this amendment moves two (2) funds from Appendix B-2 to B-8, specifically the WisdomTree Dynamic Currency Hedged Emerging Markets Equity Fund and WisdomTree Dynamic Currency Hedged Global ex-U.S. Equity Fund.

Sincerely,

Name:	Sheryl Linck
Title:	Managing Director

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Acknowledged and agreed:

WisdomTree Asset Management, Inc.

By:

Name:	Jonathan Steinberg
Title:	Chief Executive Officer and President

Mellon Capital Management Corporation

By:

Name:	Sheryl Linck
Title:	Managing Director

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of October 28, 2016

FUNDS FOR WHICH MELLON CAPITAL MANAGEMENT CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

CURRENCY AND INTERNATIONAL FIXED INCOME FUNDS

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Indian Rupee Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Asia Local Debt Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

DOMESTIC EQUITY FUNDS

WisdomTree Total Dividend Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree High Dividend Fund

WisdomTree LargeCap Dividend Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree Strong Dollar U.S. Equity Fund

WisdomTree Weak Dollar U.S. Equity Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global High Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia Pacific ex-Japan Fund

A-1

WisdomTree Australia Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned-Enterprises Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Quality Dividend Growth Fund

WisdomTree International Hedged Equity Fund

WisdomTree International Hedged SmallCap Dividend Fund

WisdomTree Japan Quality Dividend Growth Fund

WisdomTree Global ex-US Hedged Dividend Fund

WisdomTree Global Hedged SmallCap Dividend Fund

WisdomTree Global SmallCap Dividend Fund

WisdomTree Strong Dollar Emerging Markets Equity Fund

WisdomTree Europe Local Recovery Fund

WisdomTree Global ex-U.S. Hedged Real Estate Fund

WisdomTree Dynamic Currency Hedged Europe Equity Fund

WisdomTree Dynamic Currency Hedged Japan Equity Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree Emerging Markets Dividend Fund

WisdomTree Global ex-Mexico Equity Fund

WisdomTree Dynamic Currency Hedged Global ex-U.S. Equity Fund

WisdomTree Dynamic Currency Hedged Emerging Markets Equity Fund

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund

FIXED INCOME INFLATION HEDGED FUNDS

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

A-2

U.S. FIXED INCOME FUNDS

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund

MULTI ASSET FUNDS

WisdomTree Dynamic Bearish U.S. Equity Fund

WisdomTree Dynamic Long/Short U.S. Equity Fund

The Investment Adviser hereby appoints Mellon Capital Management Corporation, and Mellon Capital Management Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:		By:

Name:	Jonathan Steinberg	Name:	Sheryl Linck
Title:	CEO and President	Title:	Managing Director

A-3